Investor Presentation August 2014 Exhibit 99.1

Forward-Looking Statement Statements made in this presentation that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including but not limited to cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather- related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s ability to successfully manage transmission joint venture; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and other risks and uncertainties. This list of factors is not all-inclusive because it is not possible to predict all factors. Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s quarterly reports on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement. Great Plains Energy and KCP&L undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. 2 August 2014 Investor Presentation

Recent Events Financial Review  Second quarter 2014 earnings per share of $0.34 compared with $0.41 in 2013  June 30, 2014 year to date earnings per share of $0.49 compared with $0.58 in 2013  Reaffirmed 2014 earnings per share guidance range of $1.60 - $1.75 Operations  Major construction on La Cygne environmental upgrade is nearing completion  Executed power purchase agreement for 150 MW of new wind Regulatory  Kansas Corporation Commission issued order in abbreviated rate case for La Cygne environmental upgrade in docket 14-KCPE-272-RTS ‒ $11.5 million annual retail rate increase effective July 25, 2014  Filed request with KCC with proposed general rate case schedule in 2015 ‒ Includes request to use budgeted project expenditures and to defer depreciation on La Cygne environmental upgrade  In Missouri, KCP&L filed a 60 day notice of intent to file a general rate case after September 1, 2014 in docket ER-2014-0370 3 August 2014 Investor Presentation

Solid Vertically Integrated Midwest Utilities

Service Territories: KCP&L and GMO



KCP&L
GMO
Iowa
Nebraska
Kansas
Missouri

Business Highlights

- Solid Midwest fully regulated electric utility operating under the KCP&L brand
- Company attributes
  - Regulated operations in Kansas and Missouri
  - ~835,900 customers / ~3,000 employees
  - ~6,600 MW of primarily low-cost coal baseload generation
  - ~3,700 circuit miles of transmission lines; ~22,400 circuit miles of distribution lines
  - ~$9.8 billion in assets at 2013YE
  - ~$5.7 billion in rate base

2013 Retail MWh Sold by Customer Type



37%
49%
14%
Residential
Commercial
Industrial

Total: ~ 23,031 MWhs[1]

2013 Retail MWh Sales by Jurisdiction



37%
27%
36%
Kansas
Missouri (KCP&L)
GMO

Total: ~ 23,031 MWhs[1]

2013 MWh Generated by Fuel Type



85%
12%
1%
2%
Coal
Nuclear
Natural Gas and oil
Wind

Total: ~ 27,165 MWhs[1]

[1] In thousands

GREAT PLAINS ENERGY 4 August 2014 Investor Presentation

Investment Thesis • Solid track record of execution and constructive regulatory treatment • Focused on providing competitive total shareholder returns through earnings growth and a competitive dividend • Flexible investment opportunities with improved risk profile • Well positioned on the environmental investment curve • Expect growing competitive transmission opportunities through Transource Energy, LLC 5 August 2014 Investor Presentation

Track Record of Performance: Expanded Generation Capacity • Since 2005: – Increased baseload generation capacity by 56% – Added Iatan 2 to our fleet, a state-of-the-art coal fired power plant, providing flexibility to evaluate capacity additions and potential unit retirements Iatan 2, an 850-megawatt coal fired power plant recognized as the most efficient power plant in the U.S. by GP Strategies 6 August 2014 Investor Presentation

Track Record of Performance: Improved Environmental Footprint • Since 2005, invested approximately $1 billion on state-of-the-art emission controls • Additional $700 million in investments, with clear timeline for compliance, for air emission controls • Providing customers with affordable, reliable energy while also improving regional air quality SO2 NOX 2005 – 2013: Reduced SO2 and NOx emissions by 63% 7 August 2014 Investor Presentation

Track Record of Performance: Regulatory Track Record • Since 2005: – Increased rate base by approximately 169% – Authorized revenue increases of over $700 million • Competitive retail rates on regional and national level Recovery Mechanism KCP&L Kansas KCP&L Missouri GMO Energy Cost Adjustment Rider (KS) / Fuel Adjustment Clause Rider (MO) √ Will request in 2015 rate case √ Property Tax Surcharge Rider √ Energy Efficiency Cost Recovery Rider √ Pension and OPEB Tracker √ √ √ Demand-Side Programs Investment Mechanism (KCP&L: Rider / GMO: Tracker) √ √ Renewable Energy Standards Tracker √ √ Predetermination (La Cygne) √ Construction Work in Progress in rate base (La Cygne) √ Abbreviated rate case √ 8 August 2014 Investor Presentation

Focused on top tier customer satisfaction and operational excellence In 2013, awarded the most reliable utility for the Plains Region for seven consecutive years Targeting modest improvements in generation fleet to improve unit availability and performance Track Record of Performance: Operational Excellence KCP&L No. 1 in Plains Region 9 August 2014 Investor Presentation

Track Record of Performance: Improved Financial Profile $1.75 $1.60 10 • Earnings per share increased 20% from 2012 to 2013 • Focusing on diligently managing costs • Reducing regulatory lag through cost recovery mechanisms August 2014 Investor Presentation

Solid TSR Opportunities Ahead with Flexibility: Focused on Reducing Lag • Pursuit of legislative initiatives and regulatory mechanisms to reduce regulatory lag • Reduced headcount over 9% since 2008 and will continue to manage through attrition • Tight management of O&M cost without revenue offset in line with our view of demand 1 Approximately $22 million of the $24 million increase in 2013 was due to regulatory amortizations, pension trackers and energy efficiency expenses that are recovered in retail rates 1 11 August 2014 Investor Presentation

Solid TSR Opportunities Ahead with Flexibility: Long-Term Growth Targets Targeting Earnings Growth • Near-term (2014 - 2016) ‒ Compounding annual EPS growth of 4% - 6% ‒ Compounding annual rate base growth of 4% - 5% to $6.5 billion in 2016 • Longer-term (2016+) ‒ Competitive customer rates ‒ Infrastructure & system reliability ‒ Physical & cyber security ‒ Investments in sustainability ‒ National transmission Strategy – To provide Safe and Reliable Service to Our Customers at a Reasonable Cost and Deliver Competitive Total Shareholder Returns Targeting Dividend Growth • Near-term (2014 - 2016) ‒ Compounding annual dividend growth of 4% - 6% ‒ 55% - 70% payout ratio • Longer-term (2016+) ‒ 60% - 70% payout ratio ‒ Cash flow positive post 2016 ‒ Favorable tax position through 2020 due to NOL’s ‒ Improving credit metrics 12 August 2014 Investor Presentation

Solid TSR Opportunities Ahead with Flexibility: Dividend Growth • Increased common stock dividend from $0.87 per share to $0.92 per share on annual basis in November 2013 ‒ Dividend increased three consecutive years ‒ 11% increase in annual dividend since 2010 • Dividend yield of 3.8% as of August 5, 20142 • Paid a cash dividend on common stock every quarter since March 1921 1 Based on fourth quarter declared dividend 2 Based on August 2014 declared dividend 13 August 2014 Investor Presentation

Focused on Shareholder Value Creation • Target significant reduction in regulatory lag • Seek to deliver earnings growth and increasing and sustainable dividends as a key component of total shareholder return • Improvement in / stability of key credit metrics is a priority Flexible Investment Opportunities • Environmental – approximately $700 million capital projects planned with clear timeline for compliance; additional $600 - $800 million to comply with proposed or final environmental regulations where timeline for compliance is uncertain, does not include potential impact of Clean Power Plan proposed in June 2014 • Transmission – formed Transource Energy, LLC joint venture to pursue competitive transmission projects • Renewables – driven by Missouri and Kansas Renewable Portfolio Standards • Other Growth Opportunities – selective future initiatives that will leverage our core strengths Diligent Regulatory Approach • Proven track record of constructive regulatory treatment • Credibility with regulators in terms of planning and execution of large, complex projects • Competitive retail rates on a regional and national level supportive of potential future investment Excellent Relationships with Key Stakeholders • Customers – focused on top tier customer satisfaction • Suppliers – strategic supplier alliances focused on long-term supply chain value • Employees – strong relations between management and labor (3 IBEW locals) • Communities – leadership, volunteerism and high engagement in the areas we serve GXP – Attractive Platform for Shareholders 14 August 2014 Investor Presentation

• NYSE: GXP • www.greatplainsenergy.com • Company Contacts Tony Carreño Director, Investor Relations Great Plains Energy (816) 654 -1763 anthony.carreno@kcpl.com Calvin Girard Investor Relations Manager Great Plains Energy (816) 654 - 1777 calvin.girard@kcpl.com Investor Relations Information 15 August 2014 Investor Presentation

Appendix Pages Operations Overview 17 – 28 2014 Earnings Guidance and Projected Drivers 29 – 31 2015 and 2016 Considerations and Projected Capital Expenditures Plan 32 – 33 Second Quarter and Year-to-Date June 30, 2014 Update 34 – 40 16 August 2014 Investor Presentation

Environmental1 • Estimated cost to comply with final regulations2 with clear timelines for compliance – Estimated Cost: approximately $700 million – Projects include: • La Cygne – on schedule for completion in 2015 ‒ Unit 1 (368 MW3) – scrubber and baghouse ‒ Unit 2 (341 MW3) – full Air Quality Control System (AQCS) • Mercury and Air Toxics Standards (MATS) environmental investments • Estimated cost of compliance with proposed or final regulations where timing is uncertain4 – Estimated Cost: $600 – $800 million – Includes Clean Air Act and Clean Water Act • Flexibility provided by environmental investments already made 1 KCP&L and GMO filed annual updates to Integrated Resource Plans (IRP) with the Missouri Public Service Commission in June 2013, outlining various resource planning scenarios for environmental compliance with its operations 2 Best Available Retrofit Technology and Mercury and Air Toxics Standards 3 KCP&L’s share of jointly-owned facility 4 Does not include potential impact of Clean Power Plan proposed in June 2014 17 August 2014 Investor Presentation

La Cygne Environmental Upgrade, Construction Update

La Cygne Generation Station

- La Cygne Coal Unit 1 368 MW[1] - Wet scrubber, baghouse, activated carbon injection
- La Cygne Coal Unit 2 341 MW[1] - Selective catalytic reduction system, wet scrubber, baghouse, activated carbon injection, over-fired air, low No_x burners
- Project cost estimate, excluding AFUDC, $615 million[1]. Kansas jurisdictional share is approximately $280 million
- 2011 predetermination order issued in Kansas deeming project as requested and cost estimate to be reasonable
- Project is on schedule and within budget

Key Steps to Completion		Status
• New Chimney Shell Erected		Completed (2Q 2012)
• Site Prep; Major Equipment Purchase		Completed (3Q 2012)
• Installation of Over-fired Air and Low No_x Burners for La Cygne 2		Completed (2Q 2013)
• Major Construction (excluding misc. finish work)		Nearing Completion (3Q 2014)
• Startup Testing	3Q 2014	On schedule
• Tie-in Outage Unit 2	4Q 2014	On schedule
• Tie-in Outage Unit 1	1Q 2015	On schedule
• In-service	2Q 2015	On schedule

[1] KCP&L's 50% share

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August 2014 Investor Presentation

• Company-owned assets and commitments in place that will increase renewable portfolio to approximately 1,150 MW of wind, hydroelectric, landfill gas and solar power • Future renewable requirements driven by the Renewable Portfolio Standards (RPS) in Kansas and Missouri ‒ Well positioned to satisfy requirements in Kansas through 2023 and Missouri through 2034 • Flexibility regarding acquisition of future renewable resources: – Through Purchased Power Agreements (PPAs) and purchases of Renewable Energy Credits (RECs); or – Adding to rate base if supported by credit profile and available equity and debt financing • Energy efficiency expected to be a key component of future resource portfolio: – Aggressive pursuit planned with appropriate regulatory recovery Based on three-year average peak retail demand Based on electricity provided to retail customers Renewable Energy and Energy Efficiency 19 August 2014 Investor Presentation

Transource Overview

TRANSOURCE[SM]

- Great Plains Energy and American Electric Power (AEP) formed a joint venture, Transource Energy, LLC (Transource), to pursue competitive transmission projects
  - GXP owns 13.5% through a subsidiary (GPE Transmission Holding Company, LLC)
  - AEP owns 86.5% through a subsidiary (AEP Transmission Holding Company, LLC)
- In January 2014, GXP's regulated subsidiaries, KCP&L and GMO, successfully novated two Southwest Power Pool (SPP) regional transmission projects to Transource
  - Sibley-Nebraska City an SPP Priority Project
  - Iatan-Nashua an SPP Balanced Portfolio Project
- GXP's joint venture benefits include
  - Long-term growth opportunity through a national transmission platform
  - Ability to co-invest with a first-class partner on a national scale
  - Diversification of long-term earnings

GREAT PLAINS ENERGY 20 August 2014 Investor Presentation

• Approximately 30-mile 345 kV transmission line and related facilities between the Iatan and Nashua substations in Missouri • Estimated project cost: $65 million • Expected In-service: 2015 • Approved as SPP ‘Balanced Portfolio’ project in 2009 • Expected benefits greater than cost; increases system reliability; reduces congestion; reduces regional production costs; reduces congestion for power flows between SPP and MISO Transource’s Iatan – Nashua Project 21 August 2014 Investor Presentation

• Approximately 135-mile (Transource’s share of the 180-mile project) 345 kV transmission line and related facilities between Nebraska and Missouri • Transource’s estimated project cost: $330 Million (total project costs approximately $400 million) • Expected In-service: 2017 • Approved as the largest regional project in the SPP ‘Priority Projects’ portfolio in 2010 • Benefits: Priority Projects will increase reliability; reduce congestion; improve energy market efficiency; facilitate the integration of renewables; increase west-east transfer capability across the SPP Transource’s Sibley – Nebraska City Project 22 August 2014 Investor Presentation

Transource FERC 205 Filing - Case Number ER12-2554-000

- FERC Order approved a base ROE of 9.8% with a 55% cap on the equity component of the post-construction capital structure. Inclusive of the incentives granted below, the weighted average all-in rate for the Iatan-Nashua and Sibley-Nebraska City projects is expected to be approximately 11.1%

Incentive Requested	Iatan-Nashua Project	Sibley-Nebraska City Project	Commission Ruling
RTO Adder	50 basis points	50 basis points	Granted
ROE Risk Adder	None	100 basis points	Granted
CWIP in Transmission Rate Base	Yes	Yes	Granted
Abandonment	Yes	Yes	Granted
Pre-commercial Costs/Regulatory Asset	Yes	Yes	Granted
Hypothetical (60% Equity/40% Debt) Capital Structure During Construction	Yes	Yes	Granted
Single-Issue Ratemaking: ROE	Yes	Yes	Denied

GREAT PLAINS ENERGY 23 August 2014 Investor Presentation

Economic Development Activity Robust investments in the region by top-tier automobile manufacturers leading to additions and expansion in manufacturing sector Well-developed transportation and distributed network strengthened by BNSF Railways new state-of-the art intermodal facility Cerner Corporation business expansion plans expected to employ 16,000 people when completed by 2024 Housing June 2014 year-to-date single family building permits highest since 2007 Construction underway for the first new residential tower in downtown Kansas City since 1976 Employment1 Kansas City area unemployment rate of 6.3% in June 2014, in-line with the national average of 6.3% Kansas City area employment levels in May 2014 highest since 2008 Local Economy 1 On a non-seasonally adjusted basis 24 August 2014 Investor Presentation

Preliminary Rate Case Schedule 25 August 2014 Investor Presentation 2014 2015 3Q 4Q 1Q 2Q 3Q 4Q La Cygne Environmental Retrofit Project – Key Steps to Completion Start-up Testing Tie-in Outage Unit 2 Tie-in Outage Unit 1 In-Service KCP&L Missouri General Rate Case Docket: ER-2014-0370 File Rate Case 1 Anticipated Effective Date of New Retail Rates Late 3Q or 4Q KCP&L Kansas General Rate Case 2 January 2 File Rate Case March 31 Update period including La Cygne Cost May 11 Staff / Intervener Testimony June 22 – 26 Evidentiary Hearings August 31 Order Date October 1 Effective Date of New Retail Rates 1 11-month process in Missouri 2 Schedule subject to Kansas Corporation Commission approval in docket 15-GMIE-025-MIS

Kansas Abbreviated Rate Case Summary

Jurisdiction	Docket	Date Filed	Annual Increase (in millions)	Percent Increase	Rate Base (in millions)	Effective Date of New Rates
KCP&L – KS	14-KCPE-272-RTS	Dec. 9, 2013	$11.5[(1)]	2.2%[(1)]	$1,916	July 25, 2014

- Kansas Corporation Commission issued an Order on July 17, 2014 approving Stipulation & Agreement
- Rate base increase includes approximately $104 million[1,2] of additional La Cygne environmental upgrade CWIP and $17 million[1,2] of investments placed into service
  - Based on CWIP incurred since June 30, 2012, with known and measurable changes through February 28, 2014
  - KCP&L's share of project cost estimate is $615 million[3] and the Kansas jurisdictional share is approximately $281 million[3]
    - Approximately $92 million[1,3] of remaining Kansas jurisdictional share expected to be added to rate base in 2015 general rate case
- Maintained authorized ROE of 9.5% and common equity ratio of 51.8% based on 2012 KCC rate case order
- Includes KCP&L's proposed reductions to amortization for pension and OPEB and rate case expense

[1] Reflects update to abbreviated rate case for known and measurable changes to CWIP as of February 28, 2014
[2] Includes AFUDC
[3] Excludes AFUDC

GREAT PLAINS ENERGY
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August 2014 Investor Presentation

Key Elements of 2006 - 2013 Rate Cases

Rate Case Outcomes ($millions)

Rate Jurisdiction	Date Filed	Effective Date	Rate Base	Rate-making Equity Ratio	Return on Equity	Rate Increase Approved ($)	Rate Increase Approved (%)
KCP&L – Missouri	2/1/2006	1/1/2007	$1,270	53.69%	11.25%	$50.6	10.5%
KCP&L – Missouri	2/1/2007	1/1/2008	$1,298	57.62%	10.75%	$35.3	6.5%
KCP&L – Missouri	9/5/2008	9/1/2009	$1,496[1]	46.63%	n/a[2]	$95.0	16.16%
KCP&L – Missouri	6/4/2010	5/4/2011	$2,036	46.30%	10.00%	$34.8	5.25%
KCP&L – Missouri	2/27/2012	1/26/2013	$2,052	52.25%[3]	9.7%	$67.4	9.6%
KCP&L – Kansas	1/30/2006	1/1/2007	$1,000[1]	n/a	n/a[2]	$29.0	7.4%
KCP&L – Kansas	2/28/2007	1/1/2008	$1,100[1]	n/a	n/a[2]	$28.0	6.5%
KCP&L – Kansas	9/5/2008	8/1/2009	$1,270[1]	50.75%	n/a[2]	$59.0	14.4%
KCP&L – Kansas	12/17/2009	12/1/2010	$1,781	49.66%	10.00%	$22.0	4.6%
KCP&L – Kansas	4/20/2012	1/1/2013	$1,798	51.82%	9.5%	$33.2	6.7%
KCP&L – Kansas	12/9/2013	7/25/2014	$1,916	51.82%[9]	9.5%[9]	$11.5	2.2%
GMO - Missouri	7/3/2006	5/31/2007	$1,104	48.17%	10.25%	$58.8	Refer to fn. 4
GMO - Missouri	9/5/2008	9/1/2009	$1,474[1]	45.95%	n/a[2]	$63.0	Refer to fn. 5
GMO - Missouri	6/4/2010	6/25/2011	$1,758	46.58%	10.00%	$65.5	Refer to fn. 6
GMO – Missouri	2/27/2012	1/26/2013	$1,830	52.25%[3]	9.7%	$47.9[7]	Refer to fn. 8
GMO (Steam) –Missouri	9/5/2008	7/1/2009	$14	n/a	n/a[2]	$1.0	2.3%

[1] Rate Base amounts are approximate amounts since the cases were black box settlements; [2] Not available due to black box settlement; [3] MPSC authorized an equity ratio of approximately 52.6% or approximately 52.3% after including other comprehensive income; [4] MPS 11.6%, L&P 12.8%; [5] MPS 10.5%, L&P 11.9%; [6] MPS 7.2%, L&P 21.3%; [7] L&P $21.7 million - includes full impact of phase in from rate case ER-2010-0356; [8] MPS 4.9%, L&P 12.7% - includes full impact of phase in from rate case ER-2010-0356; [9] Abbreviated rate case to include La Cygne CWIP; maintain previously authorized Kansas jurisdictional rate-making equity ratio and return on equity based on its 2012 order.

GREAT PLAINS ENERGY
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August 2014 Investor Presentation

State Commissioners Missouri Public Service Commission (MPSC) Kansas Corporation Commission (KCC) Mr. Robert S. Kenney (D) Chair (since March 2013) Term began: July 2009 Term expires: April 2015 Ms. Shari Feist Albrecht (I) Chair (since January 2014) Term began: June 2012 Term expires: March 2016 Mr. Stephen M. Stoll (D) Commissioner Term began: June 2012 Term expires: December 2017 Mr. Jay S. Emler (R) Commissioner Term began: January 2014 Term expires: March 2015 Mr. William P. Kenney (R) Commissioner Term began: January 2013 Term expires: January 2019 Mr. Pat Apple (R) Commissioner Term began: March 2014 Term expires: March 2018 Mr. Daniel Y. Hall (D) Commissioner Term began: September 2013 Term expires: September 2019 Mr. Scott T. Rupp (R) Commissioner Term began: March 2014 Term expires: March 2020 MPSC consists of five (5) members, including the Chairman, who are appointed by the Governor and confirmed by the Senate. • Members serve six-year terms (may continue to serve after term expires until reappointed or replaced) • Governor appoints one member to serve as Chairman KCC consists of three (3) members, including the Chairman, who are appointed by the Governor and confirmed by the Senate. • Members serve four-year terms (may continue to serve after term expires until reappointed or replaced) • Commissioners elect one member to serve as Chairman 28 August 2014 Investor Presentation

2014 Earnings Guidance 2014 Earnings Per Share Guidance Range of $1.60 - $1.751 Drivers and assumptions: • Assumes 0.5% – 1% weather-normalized retail sales growth • Approximately one month of new Missouri retail rates • New Kansas retail rates from abbreviated rate case effective July 25, 2014 • Increasing AFUDC from La Cygne environmental upgrade • O&M increase of approximately 3% - 4% driven by: ‒ Wolf Creek mid-cycle outage ‒ GMO MEEIA investments recovered in retail rates • Increasing transmission costs and property taxes under-recovered in Missouri • Increasing depreciation expense • No plans to issue equity or long-term debt • NOLs minimizing cash income tax payments • Effective tax rate of 33% which includes recognition of a benefit from the release of uncertain tax positions 1 Reaffirming 2014 earnings per share guidance range of $1.60 - $1.75 29 August 2014 Investor Presentation

• Effective income tax rate of approximately 33% • Federal/state combined statutory rate of approximately 38.9% impacted by: ‒ AFUDC Equity (non-taxable) ‒ Wind Production Tax Credits (PTC) ‒ Amortization of Investment Tax Credits (ITC) • Do not expect to generate significant income tax liability or pay significant income taxes during 2014 due to: ‒ Ongoing wind PTC ‒ Utilization of prior year Net Operating Losses (NOLs) and tax credits 2014 Guidance Assumptions Income Taxes 30 August 2014 Investor Presentation

• Year-end 2013 deferred income taxes include: – $229.3 million tax credit carry forwards primarily related to Advanced Coal ITCs, wind PTCs, and Alternative Minimum Tax (AMT) credits ($88.1 million related to GMO acquisition) o Coal and wind credits expire in years 2028 to 2033 o AMT credits do not expire o $0.4 million valuation allowance on federal and state tax credits – $523.3 million of tax benefits on NOL carry forwards ($349.0 million related to the GMO acquisition) o Federal NOL carry forwards expire in years 2023 to 2032 o $20.3 million valuation allowance on state NOL tax benefits • Do not expect to generate significant income tax liability during 2014 (see previous slide) • Do not anticipate paying significant income taxes through the end of 2020 – Expect to utilize year-end 2013 NOL and tax credit carry forwards, net of valuation allowances 2014 Guidance Assumption Deferred Income Tax 31 August 2014 Investor Presentation

2015 and 2016 Considerations 2015 2016 Monitor Demand and Tightly Control O&M • Assumes 0.5% - 1% weather-normalized sales • Proactive management of base O&M within load growth • Assumes 0.5% - 1% weather-normalized sales • Proactive management of base O&M within load growth Operational and Regulatory • Approximately seven months of new Kansas retail rates from abbreviated rate case • Increasing transmission and property taxes under- recovered in Missouri • La Cygne environmental upgrade in-service 2Q 2015 • File general rate case in Kansas ‒ Requested effective date of new retail rates October 1, 2015 ‒ Includes request to use budgeted project expenditures and depreciation deferral for La Cygne environmental upgrade • New KCP&L-Missouri retail rates expected in late 3Q or 4Q of 2015 ‒ Expect to implement fuel adjustment clause (FAC) ‒ Request to include transmission costs in FAC ‒ Property taxes trued up • Projected total company rate base of approximately $6.5 billion at the conclusion of rate cases • Anticipated full year of new retail rates for KCP&L in Kansas and Missouri • File general rate case in Missouri for GMO Improve Cash Flow Position and Support Targeted Dividend Growth • Minimal financial requirements ‒ Potential long-term debt issuance at KCP&L; no plans to issue equity ‒ Utilization of NOLs, minimizing cash income tax payments • Minimal financial requirements ‒ No plans to issue equity ‒ Utilization of NOLs, minimizing cash income tax payments 32 August 2014 Investor Presentation

Projected Utility Capital Expenditures[1,2]

Projected Utility Capital Expenditures (In Millions)	2014E	2015E	2016E	2017E	2018E
Generating facilities	$ 232.7	$ 220.7	$ 211.2	$201.8	$224.4
Distribution and transmission facilities	202.0	201.6	200.2	199.9	214.1
General facilities	100.6	78.5	60.3	58.3	22.7
Nuclear fuel	47.4	21.9	21.9	42.1	27.2
Environmental	150.7	147.8	101.5	100.4	99.9
Total utility capital expenditures	**$ 733.4**	**$ 670.5**	**$ 595.1**	**$602.5**	**$588.3**

Considerations	
Generating facilities	• Includes expenditures associated with KCP&L's 47% interest in Wolf Creek
Distribution and Transmission facilities	• Includes expenditures associated with vehicle fleet, expanding service areas and infrastructure replacement
General facilities	• Expenditures associated with information systems and facilities
Environmental	• KCP&L's share of environmental upgrades at La Cygne to comply with the Best Available Retrofit Technology (BART) rule • Upgrades to comply with the Mercury and Air Toxic Standards (MATS) rule • Estimates for compliance with the Clean Air Act and Clean Water Act based on proposed or final regulations where the timing is uncertain.

[1] Projected capital expenditures excludes Allowance for Funds Used During Construction (AFUDC)
[2] Great Plains Energy accounts for its 13.5% ownership in Transource Energy, LLC (Transource) under the equity method of accounting. Great Plains Energy's capital contributions to Transource will not be reflected in projected capital expenditures

GREAT PLAINS ENERGY
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August 2014 Investor Presentation

Second Quarter Financial Review 34 August 2014 Investor Presentation Earnings Guidance  Reaffirming 2014 earnings per share guidance range of $1.60 - $1.75 Revenue Assumptions  Assumes normal weather for the second half of the year  Assumes full year weather-normalized demand growth of 0.5% - 1.0% New Kansas retail rates from La Cygne abbreviated rate case effective July 25 Other Drivers O&M for second half of 2014 expected to be lower than second half of 2013 ‒ Full year O&M increase of 3% - 4% Effective tax rate of 33% for the year which includes recognition of a benefit from the release of uncertain tax positions

2014 Second Quarter EPS Reconciliation Versus 2013 2014 EPS 2013 EPS Change in EPS 1Q $ 0.15 $ 0.17 $ (0.02) 2Q $ 0.34 $ 0.41 $ (0.07) YTD1 $ 0.49 $ 0.58 $ (0.09) Note: Numbers may not add due to the effect of dilutive shares on EPS 1 As of June 30 35 August 2014 Investor Presentation Contributors to Change in 2014 EPS Compared to 2013 Weather New Retail Rates WN Demand Wolf Creek O&M Other O&M General Taxes Other Total 1Q 2014 $ 0.05 $ 0.04 $ 0.02 $ (0.04) $ (0.05) $ (0.02) $ (0.02) $ (0.02) 2Q 2014 $ 0.01 - $ 0.01 $ (0.02) $ (0.05) $ (0.01) $ (0.01) $ (0.07) YTD1 $ 0.06 $ 0.04 $ 0.03 $ (0.06) $ (0.11) $ (0.03) $ (0.02) $ (0.09)

Great Plains Energy Consolidation Earnings and Earnings Per Share – Three Month Ended June 30 (Unaudited) 36 Common stock outstanding for the quarter averaged 154.0 million shares, compared with 153.8 for the same period in 2013 August 2014 Investor Presentation Earnings (millions) Earnings per Share 2014 2013 2014 2013 Electric Utility $ 54.7 $ 65.5 $ 0.36 $ 0.43 Other (2.6) (1.9) (0.02) (0.02) Net income 52.1 63.6 0.34 0.41 Preferred dividends (0.4) (0.4) - - Earnings available for common shareholders $ 51.7 $ 63.2 $ 0.34 $ 0.41

Great Plains Energy Consolidation Earnings and Earnings Per Share – Year to Date June 30 (Unaudited) 37 Common stock outstanding for the quarter averaged 154.0 million shares, compared with 153.7 for the same period in 2013 August 2014 Investor Presentation Earnings (millions) Earnings per Share 2014 2013 2014 2013 Electric Utility $ 80.8 $ 93.1 $ 0.52 $ 0.61 Other (4.9) (3.5) (0.03) (0.03) Net income 75.9 89.6 0.49 0.58 Preferred dividends (0.8) (0.8) - - Earnings available for common shareholders $ 75.1 $ 88.8 $ 0.49 $ 0.58

Great Plains Energy Reconciliation of Gross Margin to Operating Revenues (Unaudited) Gross margin is a financial measure that is not calculated in accordance with generally accepted accounting principles (GAAP). Gross margin, as used by Great Plains Energy, is defined as operating revenues less fuel, purchased power and transmission. The Company’s expense for fuel, purchased power and transmission, offset by wholesale sales margin, is subject to recovery through cost adjustment mechanisms, except for KCP&L’s Missouri retail operations. As a result, operating revenues increase or decrease in relation to a significant portion of these expenses. Management believes that gross margin provides a more meaningful basis for evaluating the Electric Utility segment’s operations across periods than operating revenues because gross margin excludes the revenue effect of fluctuations in these expenses. Gross margin is used internally to measure performance against budget and in reports for management and the Board of Directors. The Company’s definition of gross margin may differ from similar terms used by other companies. A reconciliation to GAAP operating revenues is provided in the table above. Three Months Ended June 30 (millions) Year to Date June 30 (millions) 2014 2013 2014 2013 Operating revenues $ 648.4 $ 600.3 $ 1,233.5 $ 1,142.5 Fuel (115.4) (121.2) (250.6) (253.4) Purchased power (79.1) (34.9) (124.5) (73.7) Transmission of electricity by others (18.7) (12.9) (36.3) (24.3) Gross margin $ 435.2 $ 431.3 $ 822.1 $ 791.1 38 August 2014 Investor Presentation

June 30, 2014 Debt Profile and Current Credit Ratings Great Plains Energy Debt ($ in Millions) KCP&L GMO1 GPE Consolidated Amount Rate2 Amount Rate2 Amount Rate2 Amount Rate2 Short-term debt $ 398.3 0.50% $ 149.2 0.55% $ 0.0 $ 547.5 0.51% Long-term debt3 2,312.3 5.13% 448.8 5.05% 742.1 5.30% 3,503.2 5.16% Total $2,710.6 4.45% $598.0 3.93% $742.1 5.30% $4,050.74 4.53% Current Credit Ratings Moody’s Standard & Poor’s Great Plains Energy Outlook Corporate Credit Rating Preferred Stock Senior Unsecured Debt Stable - Ba1 Baa2 Stable BBB+ BBB- BBB KCP&L Outlook Senior Secured Debt Senior Unsecured Debt Commercial Paper Stable A2 Baa1 P-2 Stable A BBB+ A-2 GMO Outlook Senior Unsecured Debt Commercial Paper Stable Baa2 P-2 Stable BBB+ A-2 1 Great Plains Energy guarantees approximately 31% of GMO’s debt; 2 Weighted Average Rates – excludes premium/discounts and other amortizations; 3 Includes current maturities of long-term debt; 4 Secured debt = $775 (19%), Unsecured debt = $3,276 (81%); 5 Includes long-term debt maturities through December 31, 2023 Long-Term Debt Maturities5 August 2014 Investor Presentation 39

Customer Consumption 1 As of June 30 2 Weighted average Retail MWh Sales Growth Rates 2Q 2014 Compared to 2Q 2013 YTD 2014 Compared to YTD 20131 Total Change in MWh Sales Weather – Normalized Change in MWh Sales % of Retail MWh Sales Total Change in MWh Sales Weather – Normalized Change in MWh Sales % of Retail MWh Sales Residential 1.9% 1.7% 35% 5.5% 1.5% 39% Commercial 0.1% (0.5%) 49% 2.6% 0.2% 47% Industrial 3.4% 2.8% 16% 4.6% 4.3% 14% 1.2% 0.7%2 4.0% 1.2%2 40 August 2014 Investor Presentation